Exhibit 23.1

CONSENTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in: (i) the Registration Statement on Form S-3, No. 333-165579, as amended by Post-Effective Amendments Nos. 1 and 2, and its related prospectuses; (ii) the Registration Statement on Form S-3, No. 333-180330 and its related prospectus; and (iii) the Registration Statements on Form S-8, Nos. 333-63144, 333-121364, 333-142724, and 333-181258; of our report dated February 26, 2013, relating to the consolidated financial statements and the related financial statement schedules of Northeast Utilities and subsidiaries, and the effectiveness of Northeast Utilities and subsidiaries’ internal control over financial reporting (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the acquisition of NSTAR and its subsidiaries on April 10, 2012), appearing in this Annual Report on Form 10-K of Northeast Utilities and subsidiaries for the year ended December 31, 2012.

We also consent to the incorporation by reference in Registration Statement on Form S-3, No. 333-165579-01, as amended by Post-Effective Amendments Nos.1 and 2, and its related prospectuses, of our report dated February 26, 2013, relating to the consolidated financial statements and the related consolidated financial statement schedule of The Connecticut Light and Power Company and subsidiary appearing in this Annual Report on Form 10-K of The Connecticut Light and Power Company and subsidiary for the year ended December 31, 2012.

We also consent to the incorporation by reference in Registration Statement on Form S-3, No. 333-165579-04, as amended by Post-Effective Amendments Nos.1 and 2, and its related prospectuses, of our report dated February 26, 2013, relating to the consolidated financial statements and the related consolidated financial statement schedule of NSTAR Electric Company and subsidiaries appearing in this Annual Report on Form 10-K of NSTAR Electric Company and subsidiaries for the year ended December 31, 2012.

We also consent to the incorporation by reference in Registration Statement on Form S-3, No. 333-165579-02, as amended by Post-Effective Amendments Nos.1 and 2, and its related prospectuses, of our report dated February 26, 2013, relating to the consolidated financial statements and the related consolidated financial statement schedule of Public Service Company of New Hampshire and subsidiaries appearing in this Annual Report on Form 10-K of Public Service Company of New Hampshire and subsidiaries for the year ended December 31, 2012.

We also consent to the incorporation by reference in Registration Statement on Form S-3, No. 333-165579-03, as amended by Post-Effective Amendments Nos.1 and 2, and its related prospectuses, of our report dated February 26, 2013, relating to the consolidated financial statements and the related consolidated financial statement schedule of Western Massachusetts Electric Company and subsidiary appearing in this Annual Report on Form 10-K of Western Massachusetts Electric Company and subsidiary for the year ended December 31, 2012.

/s / Deloitte & Touche LLP

Hartford, Connecticut
February 27, 2013